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                                                                  EXHIBIT 21
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                              THOMAS GROUP, INC.
                         SUBSIDIARIES OF THE COMPANY

                                                         JURISDICTION OF
           SUBSIDIARY                                      INCORPORATION
--------------------------------------------    -------------------------------

       Thomas Group GmbH                                      Germany
Thomas Group (Switzerland) GmbH                             Switzerland
Thomas Group of Louisiana, Inc.                               Delaware
 Thomas Group Acquisition Corp.                               Delaware
  Bermac Communications, Inc.                                 Delaware
  Thomas Group Asia Pte. Ltd.                                Singapore
     Thomas Group (UK) Ltd.                                United Kingdom




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